EXHIBIT 5.  OPINION OF COUNSEL

                                WEED & CO., L.P.
                        4695 MacARTHUR COURT, SUITE 1450
                      NEWPORT BEACH, CALIFORNIA 92660-2164
                TELEPHONE (949) 475-9086 FACSIMILE (949) 475-9087


WRITER'S DIRECT NUMBER
(949) 475-9086 ext. 6

                                October 26, 2000

Board of Directors
Orbit Technologies, Inc.
5950 La Place Court, Suite 140
Carlsbad, CA 92008

Re:  Form S-8 Registration Statement Opinion of Counsel

Gentlemen:

I have acted as a special counsel for Orbit Technologies, Inc., a Delaware corporation (the "Company") in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, (the "Act") of a registration statement on Form S-8 (the "Registration Statement"), relating to the offer and sale of 200,000 shares of Common Stock, $.01 par value (the "Common Stock") to Consultants of the Company, in consideration for services performed and to be performed on behalf of the Company under the terms and conditions of that certain Fee Agreement for Professional Services (the "Agreement").

As special counsel for the Company, I have examined the Company's Articles of Incorporation, bylaws, minute book, and certain other corporate records. For the purpose of the opinions expressed below, I have also examined the Registration Statement on Form S-8 to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, covering the Common Stock in this offering.

In arriving at the opinions set forth below, I have examined and relied upon originals or copies, certified or otherwise identified to my satisfaction, of corporate records (including the Registration Statement with its exhibits) provided by the officers of the Company. I have made such investigations of law as I have considered necessary or appropriate as a basis for my opinions.

I am of the opinion that:

1. The Company has been duly incorporated and validly exists as a corporation in good standing under the laws of the State of Delaware, the jurisdiction of its incorporation.

2. The terms and provisions of the Common Stock conform to the description thereof contained in the Registration Statement, and the form of the stock certificates used to evidence the Common Stock are in good and proper form and no stockholder is entitled to preemptive rights to subscribe for or purchase any of the Common Stock.

3. Based upon the foregoing, I am of the opinion that the issuance and the sale of the shares of Common Stock in this offering has been duly and validly authorized, and subject to compliance with the provisions of the written agreements, the Common Stock issuable under the Agreements will be duly authorized and validly issued as fully paid and non-assessable shares of Common Stock.

Very truly yours,

/S/ Richard O. Weed
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Richard O. Weed